Exhibit 10.11


                           Convertible Note Agreement

This Convertible Note Agreement is entered into by Schimatic Cash Transactions Network.com Inc. (the "Borrower") and ____________________. (the "Lender") as of January 01, 2001, for good and valuable mutual consideration.

A        Representations.

         1 Lender desires to invest funds in Borrower in exchange for Borrower's promise to repay the principal amount of such investment together with Borrower's obligation to issue its common stock in lieu of interest on said funds.

         2 Lender is an accredited investor as that term is defined and understood for purposes of the Securities and Exchange acts of 1933 and 1934 (the "Acts").

         3 Borrower is incorporated under the laws of the state of Florida, maintains its principal place of business at 740 East 3900 South, Salt Lake City Utah 84107 and is a corporation in good standing as of the date of this agreement.

         4 Borrower is subject to reporting requirements pursuant to the Securities Acts and its common stock trades publicly in the "pink sheets" as that term is commonly used.

         5 The Borrower and Lender mutually and individually represent that this agreement is valid, binding and enforceable on its terms and that all necessary approvals for entering into this agreement have been obtained.

         6 Borrower represents that all shares of its common stock will be fully paid and non-assessable when issued pursuant to this agreement.

B        Agreements.

         1 Principal Amount. Lender has agreed to lend to Borrower, and Borrower agrees to repay to Lender ______________on the terms and conditions further described below.

         2 Date of Investment. It is intended that Lender will make the investment in increments over a period not to exceed ninety days from the date of this agreement. On the date Lender provides funds to Borrower pursuant to this agreement, those funds will constitute principal outstanding.

         3        Collateral for Loan.
                  a On or before January 29, 2001, Borrower will instruct the Transfer Agent for its common stock to issue _____________shares of its common stock to Lender (the "Collateral Shares"). Such shares will be held by Lender in trust as collateral for repayment of principal or interest (paid in shares) pursuant to this agreement.
                  b At such times as interest (paid in shares) is due and payable to Lender or Lender elects by written notice to convert principal into common shares, the equivalent number of Collateral Shares held by Lender will be released from shares held by Lender in trust

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                           as collateral. At such time as all principal amount
                           of the note has been paid or converted into common stock, any remaining Collateral Shares will be returned to Borrower and cancelled.
                  c In the event Borrower shall in any material respect not perform its obligations under this agreement, the Collateral Shares as determined by (a) above which are held or issuable to Lender may be converted into shares owned by Lender, and Lender will then be free to sell, hypothecate or otherwise obtain value from such shares to offset the principal amount outstanding under this agreement.

         4 Compensation to Lender. As compensation for the loan, Borrower agrees that Lender will earn SCTN Rule 144 Stock on the first business day of each subsequent month during which the Loan remains unpaid for any portion of the month computed to be a number of shares equal to ___% of the principal amount, which remained unpaid at the end of the previous month, divided by a price equal to the lesser of (i) the then market price per share or (ii) $_____.

         5        Notice of Repayment and Conversion Provisions.

                  a Borrower will notify Lender in writing, not later than 10 days prior to the intended repayment date (the intended repayment date is referred to as the "Redemption Date"), of its intention to repay all or any portion of the Principal Amount of the Note.
                  b If Borrower issues a notice regarding repayment of Principal pursuant to (a) above and Lender notifies of his intention to convert such portion of the Principal Amount into common stock prior to the Redemption Date, the Principal Amount noticed for repayment will be converted into Rule 144 Stock based on the Conversion Price (see below). The maximum number of shares which can be converted from principal shall be called ( the "Conversion Shares").
                  c In the event Lender does not elect conversion of principal into common stock, the Borrower will have the right to repay in full the amount of principal noticed for redemption provided such payment has been made on or prior to the Redemption Date.
                  d The Conversion Price. The conversion of principal into common stock will be computed on the basis of $.366 per share. Shares so computed will be rounded to the nearest whole share.

         6 Reports and Notices. Borrower has provided to Lender and Lender acknowledges receipt of copies of all reports filed with the Securities and Exchange Commission (the "SEC") or circulated generally to its shareholders, in addition to:

                  a        A copy of Borrower's business plan summary dated
                           ______________.

                  b Borrower will provide Lender all future reports filed with the SEC on a timely basis.

         7 Declaration of Accredited Investor Status. Lender will sign certificates in the form attached stating his declaration and his awareness of the materials and information described therein as set forth in item (4) above.

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C        Signatures. The parties hereto by the signatures below indicate their acceptance of and agreement to the terms of this agreement.

SCTN                                                 Lender

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by                                                   by
Its


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